                                                                   EXHIBIT 10.40


                                LEASE AGREEMENT
                                    BETWEEN
                           TRITON PCS COMPANY L.L.C
                                      AND
                      VIRGINIA ELECTRIC AND POWER COMPANY

          THIS AGREEMENT, made this 9th day of April, 1998, between VIRGINIA ELECTRIC AND POWER COMPANY, a Virginia public service corporation with its principal office in Richmond, Virginia ("Lessor") and

                      TRITON PCS PROPERTY COMPANY L.L.C.

                     a Delaware Limited Liability Company
    with its principal office located in Malvern, Pennsylvania ("Lessee").

          WHEREAS, Lessor owns and operates certain telecommunications towers and structures and electric transmission poles, towers and other structures (collectively, the "Facilities") within its certificated service territory in the Commonwealth of Virginia; and,

          WHEREAS, Lessor owns or otherwise has a possessory interest in land upon which its Facilities are located (the "Premises"); and

          WHEREAS Lesseee is licensed to operate a wireless communications system ("PCS) within Lessor's certificated service territory in the Commonwealth of Virginia; and,

          WHEREAS, Lessee desires to lease space on Lessor's Facilities and Premises to install, use, operate, maintain, repair and replace certain of lessee's PCS antennas and associated equipment for the purpose of operating a communications facility; and,

          WHEREAS, Lessor is willing to lease to Lessee portions of the Premises and related Facilities to permit Lessee to locate its equipment on Lessor's Facilities and/or Premises for such purposes pursuant to the terms and conditions of this Lease;

          NOW THEREFORE, in consideration of the above Recitals which are incorporated herein, and the mutual covenants and agreements set forth below, the parties agree as follows:

1.   LEASE OF FACILITIES SPACE

     a. For each separate pole, tower, structure or ground location owned or controlled by Lessor at which Lessee wishes to locate its equipment, Lessee will submit to Lessor in writing, in advance, an application in a form approved by Lessor ("Application. ")

          i. The Application will specify and describe the equipment to be installed, the description of the specific location on the Facilities or at the Premises at which the equipment is to be installed, the proposed date of installation and any special requirements for such installation.

          ii. Lessor will, not more than sixty (60) days after its receipt of such Application, notify Lessee in writing whether such Application has been approved. If approved, Lessor will

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The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


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     specify any special conditions or requirements imposed upon such installation and an estimate of the costs to be incurred by Lessor in connection with the installation specified in such Application.

          iii. Lessee will indicate acceptance of and agreement to such estimated costs and the special conditions or requirements, if any, by initialing the notice and returning it to Lessor along with the first installment of the rental fee set forth herein within ninety (90) days of its receiving such Application from Lessor; provided, however, that Lessee may extend such ninety (90) day period for subsequent thirty (30) day periods by giving written notice to Lessor; and further provided that Lessee may not extend such period or periods for more than twelve (12) calendar months from the date the Application is received from Lessor. Failure of Lessee to return such Application to Lessor along with the rental fee or to give written notice of such extensions to Lessor within the periods allowed in the previous sentence shall be deemed a withdrawal of the application and a failure to agree to the special conditions, if any.

          iv. All written Applications when finally agreed upon by both parties will be attached to and become a part of this Lease and Lessee's rights hereunder she extend only to the equipment and locations described therein, subject to the terms of this Lease.

          v. All Applications for attachment to towers, poles or structures will be processed in accordance with the procedures set forth in Exhibit A which is attached to and made a part of this Lease. Lessor may change such procedures by giving Lessee thirty (30) days written notice of such change.

     b. Lessor hereby leases to Lessee and Lessee leases from Lessor space on the Facilities and/or Premises identified in the approved Applications attached to this Lease.

Subject to the terms conditions of this lease, lessee shall have the non-exclusive right to install, use, operate, maintain, repair, and replace at such locations its PCS antennas, feedline and associated transmitters, receivers, cables, equipment cabinets and other equipment indentified in each Application (collectively the "Equipment.") all such Equipment shall remain the personal property of Lessee subject to any valid lien of the Lessor.

     c. Lessee shall have the exclusive right to occupy the specific space described in the Applications (each such specific space being referred to as a "Site")-provided, however, that Lessor shall have the right to require Lessee to relocate its Equipment to a different space on the same Facilities or to a new space on different structures when, in the exercise of Lessor's own sole discretion such relocation is necessary to preserve the safety or integrity of Lessor's Facilities (or the facilities of third parties attached to such structure pursuant to an agreement with Lessor that was in effect prior to the effective date of this Agreement.) Lessee shall have the right to refuse to accept the new space so proposed. If such new location is unacceptable to Lessee, Lessee shall have the right to terminate this Lease as to the Equipment at the original location. Lessor shall refund any rent paid (pro rated on a daily basis) for the period after the date of such termination; provided, however, that Lessee shall not be entitled to such refund if the proposed relocation is to a different space on the same structure. In the event of relocation pursuant to this paragraph, Lessee shall be responsible for the costs of relocating the Equipment.

     d. As to all Equipment installed at each Site within Lessor's certificated service territory, Lessee shall purchase its requirements for alternating current (AC) electric power necessary to operate

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the Equipment from Lessor under a separate agreement and at Lessor's applicable terms and rates.

     e. Lessee acknowledges that Lessor may have heretofore entered into, and may in the future enter into, agreements with other parties for the joint use of the Facilities and/or Premises. This Lease and Lessee's occupation of the space on the Facilities and at the Premises is subject to the attachment rights of such other parties under such agreements. Except as provided in paragraph 11. a, nothing herein shall be construed as affecting rights or privileges previously or subsequently conferred by Lessor, by contract or otherwise, to others not parties to this Lease, to use the Facilities or Premises, and Lessor reserves the right to grant, continue, and extend such rights or privileges.

     f. No use, however extended, of the Facilities or Premises under this Lease shall create or vest in Lessee any ownership rights in said Facilities or Premises, but Lessee's rights therein shall be and remain a mere lease. Nothing herein shall be construed to require Lessor to maintain any of the Facilities or locations for a period longer than required by Lessor's own service requirements.

2.   TERM

     a. The term of this Lease shall be for a period of five (5) years beginning on the date that appears on the first application that is submitted by Lessee to Lessor hereunder (the "Lease Term.") This Lease may be renewed in writing by Lessee for four (4) additional five (5) year terms (each a "Renewal Term") so long as Lessee is not in default as set forth in paragraph 8, hereof and so long as Lessee gives Lessor notice of such renewal sixty (60) days in advance of the expiration of the then current term.

     b. Lessee may terminate this Lease as to any Site in the case of the Lessee's loss of frequency, permits, easement rights or right-of-way or for any other reason that renders the Site unusable for Lessee's facilities. Lessee shall give Lessor notice of such termination and the reason therefor. The Lease payment for any terminated Site shall be refunded to Lessee pro rated on a calendar month basis from the first day of the month following the date of such termination to the next anniversary date of the commencement of the Lease Term.

3.   RENTAL FEES

     a. The rental fee shall be the sum of the annual rent for each Site as set forth in each approved Application attached to this Lease- provided, however, that the rent for the first calendar year for any Site for which Application is made after the date of execution of this Lease shall be pro rated on a calendar month basis (including any part of a month) from the date the Application is approved by both parties to the anniversary date of the commencement of the Lease Term. Lessee shall be obligated to pay the rental fees for each Site occupied during any part of the Lease Term.

     b. Lessee shall pay to Lessor an annual rent ("Rent") for each Site as follows: (i)***** for each Site located in the City of Alexandria, the counties of Arlington, Fairfax, Loudon and Prince William or the cities or towns located therein; and, (ii)***** for all other Sites located within Lessor's service territory. Lessor may, in its sole discretion, increase the Rent for each Site annually on the anniversary date of the commencement of the Lease Term by giving Lessee ninety (90) days written notice of such increase in advance. Such annual increase may not exceed the increase in the rates (as annualized) for "Radio & Television Communication Equipment (NSA)" (Commodity Code II 7602) as reflected in the Producer Price Index published by the U.S. Department of Labor, Bureau of Statistics or successor index.

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     c. Lessee shall be entitled to deduct a discount of ***** of the annual rental fee from the annual rent for each Site upon which Lessor has not erected Facilities.

     d. Except as otherwise provided herein, rent shall be payable annually in advance in U. S. dollars on the anniversary date of the commencement of the Lease Term without demand or notice- provided, however, that if the total annual rent is ***** or more, Lessee shall have the option to pay such rent semiannually in equal amounts, with the second payment due to Lessor not later than ***** days after the due date of the first payment.

     e. Lessee shall make all rental payments by check payable to the order of Virginia Electric and Power Company and mailed to Lessor's authorized representative identified in paragraph 15, below. Each check shall bear the notation "[LESSEE- PCS LEASE]." Lessor shall have the right to assign any or all rent installments to any other party, in its sole discretion. In such event, Lessor shall give Lessee no less than thirty (30) days written notice of such assignment and shall provide Lessee with instructions for payment of the rent so assigned.

          No reduction in rent nor refund of any portion of rental fees shall be due Lessee on account of removal of any item of Equipment by Lessee during the Lease Term as provided in paragraph 2 I.b.

4.   COSTS AND FEES

     a. Lessor shall pay, on Lessee's behalf all costs, fees and expenses Lessor incurs in connection with the physical installation of the Equipment on the Facilities and shall invoice Lessee therefor for applications that are being reviewed for approval or disapproval. Lessee shall reimburse Lessor for all such costs and expenses so incurred within thirty (30) days after the date of said invoice. If any such reimbursement is not paid when due, Lessor shall notify Lessee of such delinquency in writing. Lessor shall be entitled to interest thereon at the rate of ***** per month for any month or portion thereof that the invoice remains unpaid. If any such reimbursement remains unpaid for thirty (30) days after the date of Lessee's receipt of the written notice of delinquency, it shall constitute a default under this Lease and Lessor may, in its sole discretion, terminate this Lease immediately by giving written notice to Lessee. For all sites that have been approved by Lessor and Lessee, Lessee shall provide Lessor with a check in the amount of the estimated construction costs provided within the application and the performance bond as described in paragraph 21.c. along with two executed approved applications.

     b. Lessee shall reimburse Lessor for all actual costs incurred by Lessor in connection with any alteration, modification, strengthening or replacement of Lessor's Facilities when the costs of such alteration, modification, strengthening or replacement are incurred because of the installation of the Equipment and would not have been incurred if the Equipment were not installed on the Facilities.

     c. All costs, fees and expenses associated with the installation of the Equipment other than those described in paragraphs 4.a and 4.b,above, including without limitation permit fees, costs of obtaining additional rights-of-way, if any, surveys, structural analyses and engineering studies shall be the paid directly by Lessee.

     d. If either party institutes legal action to collect any sum due it under this Lease, then, in addition to the relief granted, the party to whom relief is granted (or, in the case of settlement, the party

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has been requested with respect to the omitted portions.



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that recovers any portion of the sum sued for) shall be entitled to recover from the other party all of its costs and expenses of such legal action including without limitation attorneys' fees and costs (including costs and fees of appellate proceedings).

5.   ACCESS TO THE FACILITIES

          Lessee shall have access to the Facilities twenty-four (24) hours per day, seven (7) clays per week for purposes of installation, operation, use, maintenance, repair, inspection, removal and replacement of the Equipment under the following conditions:

     a. As to any Equipment located on a structure that is not designed for the transmission of electricity and as to Equipment located at a height lower than ten (10) feet above ground level on any structure that is designed for the transmission of electricity, Lessee may exercise such right of access using its own employees or the employees of contractors that have been previously approved by Lessor. Approval of such contractors shall not be unreasonably withheld or delayed. Lessee and its contractors shall not, under any circumstance, have physical access to any Equipment located at or higher than ten (10) feet above ground level on any structure that is designed for the transmission of electricity. Any service requiring access to Equipment installed at or higher than ten (10) feet on such structure will be provided by Lessor at Lessee's expense. The charge for such services shall be in accordance with the "Maintenance Fees and Costs Schedule" attached as Exhibit B, which is a part of this Lease.

          Lessor may amend the fee schedule contained in Exhibit B once each calendar year by no more than the increase (as annualized) in the "Wage Rate For Transportation and Utilities" published by the United States Department of Labor, Bureau of Labor Statistics. Lessor shall provide Lessee with thirty (30) days notice of such increase, if any, in writing and shall attach a copy of such amendment to this Lease.

     b. In providing service to the Equipment pursuant to paragraph 5.a, above, Lessor shall be entitled to give first precedence to servicing its own facilities and equipment. Any delay in providing service to the Equipment caused by giving such precedence shall not constitute a breach of this Lease or a default hereunder. Subject to the provisions of this paragraph 5.b, Lessor agrees to use its reasonable efforts to provide emergency service within twenty-four (24) hours of such request and to provide non-emergency service within five
(5) days of such request. For purposes of this paragraph 5.b an "emergency" is considered to be damage to the Equipment such that Lessee may not provide any PCS services from the Site at which the Equipment is located.

     c. Lessee shall keep a log of each instance wherein Lessee or its employees, agents or contractors enter the Premises upon which the Facilities are located. Lessee shall provide a copy of such log to Lessor within twenty-four (24) hours after receiving a request therefor from Lessor.

     d. Lessee's right to install, operate, use, maintain, repair, inspect, remove and replace the Equipment, to have access to the Facilities or the Premises upon which the Facilities are located may only be exercised by Lessee's employees, agents, contractors and subcontractors who have been previously approved in writing by Lessor; provided, however, that Lessee shall have to obtain such written authorization once for each employee, agent, contractor or subcontractor. Lessor' shall have the right, in its sole discretion, to revoke such authorization by giving written notice to Lessee. Such revocation shall be effective upon receipt of such notification by Lessee.

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6.   ALTERATIONS BY LESSEE

     a. Subject to the provisions of paragraph 5 of this Lease, Lessee may make minor alterations, modifications, additions and/or improvements upon or to the Facilities (collectively, "Improvements") and may install such fixtures ("Fixtures") as Lessee may deem necessary to its operation of the Equipment on the Facilities, provided Lessor has given Lessee prior written approval for such Improvements and Fixtures and their location. As to any such Improvements and Fixtures that are to be installed not higher than ten (10) feet above ground level on any structure that is designed for the transmission of electricity or at any height on any structure that is not designed for the transmission of electricity, Lessor shall not unreasonably withhold, delay or condition such approval. As to any Improvements or Facilities to be installed higher than ten
(10) feet above ground level on any structure that is designed for the transmission of electricity, Lessor shall have the right to withhold such approval in its sole discretion. Lessee shall not be obligated to obtain Lessor's approval to replace or repair previously approved Equipment, Fixtures and Improvements installed not higher than ten (10) feet above ground level on any structure for the transmission of electricity or at any height on any structure that is not designed for the transmission of electricity, provided such replaced Equipment, Improvements or Fixtures are of equal or similar size and quality. All materials used in such Improvements and all Fixtures and Equipment installed by Lessee shall remain the personal property of Lessee, subject to any liens of Lessor.

     b. All Improvements and Fixtures so approved shall be installed, maintained, and removed by Lessee's qualified personnel in a good and workmanlike manner and shall be in compliance with all building codes and regulations. Approved Improvements and Fixtures shall in no way harm the structural integrity of the Facilities and Lessee shall not cause or permit any liens to attach to the Facilities by reason of such Improvements and Fixtures. Lessor reserves the right, before approving any Improvements or Fixtures, to require Lessee to furnish such additional indemnification against liens, costs, damages and expenses as Lessor may reasonably require. In addition to the rental fees specified in this Lease, Lessee shall fully reimburse Lessor for all sums which Lessor may be required to pay as taxes on account of the Equipment, Improvements and Fixtures. Upon written request, Lessor agrees to furnish proof of such increase to Lessee.

7.   INGRESS AND EGRESS

     a. During the Lease term, Lessee and its employees and contractors shall have the right of ingress and egress over the property of Lessor upon which the Facilities are located for the purpose of installing, maintaining, repairing and replacing the Equipment.

     b. Lessee, its employees and contractors shall have the right of ingress and egress over the property of Lessor upon which the Facilities are located while any Application is pending for the purpose of Site inspection and testing.

8.   DEFAULT

     a. Default in Payment of Rent. If any installment of rent is not paid when due, Lessee shall pay Lessor interest on such installment at the rate of one and one-half per cent (1.5%) per month. If any installment of rent remains past due and unpaid for thirty (30) days after the due date it shall constitute a default and Lessor may, at Lessor's sole option, terminate this Lease by giving written notice to Lessee, provided, however, that:

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          i.    For the first instance of default in the payment of rent, Lessor shall not be entitled to terminate this Lease until it gives Lessee written notice of such default and allows Lessee five (5) business days from the receipt of such notice to cure such default by the payment of rent in cash or by certified or cashier's check. If such default is not cures within such five (5) day period, the lease shall be automatically terminated without further action by Lessor.

          ii. For any subsequent default in the payment of rent, Lessor shall not be obligated to give any notice of default nor allow Lessee a period of time within which to cure such default. Termination shall be effective as specified in the notice, but not earlier than three (3) days after notice is received by Lessee.

          iii. Termination for default pursuant to the provisions of this paragraph 8.a shall not constitute a waiver of Lessor's right to receive the full rent nor any other right or remedy Lessor may have under this Lease.

     b.   Other Defaults. Except as otherwise provided herein, if either party
          --------------
fails to comply with any of the provisions of this Lease, other than those provisions concerning payment of rent, and shall fail within thirty (30) days after written notice from the non-defaulting party to correct such noncompliance, such failure shall constitute a default and the non-defaulting party may terminate this Lease by giving written notice to the other. Such termination shall be effective as specified in the notice but not earlier than three (3) days following the defaulting party's receipt of such notice. Termination pursuant to the provisions of this paragraph shall not constitute a waiver of the non-defaulting party's right to receive the full rent or other sum nor of any other right or remedy the non-defaulting party may have under this Lease. In the event of Lessor's termination pursuant to the provisions of this paragraph Lessee shall not be entitled to any proportionate refund of any rent already paid.

9.   VACATION OF FACILITIES

     a. Upon termination or expiration of this Lease, Lessee shall remove all of its Equipment, Improvements and Fixtures not subject to paragraph 5.a from the Site and shall repair and restore the Facilities an/or Premises to the condition such Facilities and/or Premises were in prior to installation of the Equipment, Improvements and Fixtures, normal wear and tear excepted. Lessee shall coordinate all such work through Lessor's designated representative and Lessee shall perform such work in a good and workmanlike manner. If not so removed within 60 days following termination or expiration of this Lease, Lessor shall have the right to remove the Equipment, Improvements and Fixtures not subject to paragraph 5.a and repair and restore the Facilities and/or Premises to their original condition, reasonable wear and tear excepted, at Lessee's expense and without obligation to account to Lessee for any Equipment, Improvements or Fixtures so removed.

     b. All Equipment, Improvements and Fixtures subject to the limitations in paragraph 5.a shall be removed and made available to Lessee within ninety (90) days following the expiration or termination of this Lease in whole or as to any Site. At such terminated Site or Sites, the Facilities and/or Premises will be restored to the condition they were in prior to the installation of such Equipment, Improvements and Fixtures, normal wear and tear excepted, by Lessor or Lessor's representatives under Lessee's direction and at Lessee's expense. Lessee's rights to its Equipment, Improvements and Fixtures subject to the limitations in paragraph 5.a shall not be effected by Lessor's inability or failure to remove such Equipment, Improvements and Fixtures within the ninety
(90) day period.

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10.  MARKING OF EQUIPMENT

          At its sole expense, Lessee shall attach identification markers to all of its Equipment, Improvements and Fixtures. Each such marker shall be of a distinctive and uniform design and shall be clearly visible and recognizable.

11.  NON-INTERFERENCE AND QUIET ENJOYMENT

     a. Lessee shall install, use, operate, maintain, repair and remove Equipment, Improvements and Fixtures at the Sites in such a manner as not to conflict or interfere in any manner, whether electrically or otherwise, with the equipment and operations of Lessor or any other party using or having a prior right to use the Facilities and/or Premises. In the event Lessee's equipment causes such interference, Lessee will take all steps necessary to correct and eliminate the interference. Lessor agrees that any future tenants of the property will be permitted to install only such radio equipment that is of the type and frequency that will not cause measurable interference whether electrically or otherwise, with the equipment and operations of to Lessee. In the event any such tenant's equipment causes such interference, Lessor will see that the tenant causing such interference will take all steps necessary to correct and eliminate the interference.

     b. So long as Lessee shall have committed no act of default or any act or omission which, with the giving of notice or passage of time would constitute an act of default hereunder and upon paying the rent and performing covenants, Lessee shall peaceably keep and quietly have, hold and enjoy the leased Sites free from interference by Lessor or any party lawfully claiming by, through or under Lessor.

12.  SAFETY

     a. All work performed by the Lessee and its authorized representatives at the Sites shall be performed in accordance with Lessor's safety rules and requirements. A single violation of Lessor's safety rules and requirements by Lessee or its representatives shall be cause for immediate exclusion of Lessee's personnel from the Facilities. A second or subsequent violation of Lessor's safety rules and requirements shall constitute a default under the provisions of paragraph 8 Default. Failure by Lessor

     b. Any equipment or appliances installed by Lessee hereunder, if any, shall be installed and maintained in accordance with the requirements of the applicable edition of the National Electrical Safety Code, the National Electrical Code, Lessor's standards and any building code applicable thereto, to exclude Lessee's personnel from the Facilities or terminate this Lease for default for a violation of Lessor's safety rules and requirements shall not constitute a waiver of Lessor's right to exclude personnel or terminate for default for a subsequent safety violation. In case of termination for default pursuant to the provisions of this paragraph, Lessee shall not be entitled to any refund of prepaid rental fees. Copies of Lessor's safety rules and requirements have been provided to Lessee under separate cover and receipt thereof by Lessee is hereby acknowledged. Lessor reserves the right to change its safety rules and requirements at any time by giving Lessee thirty (30) days written notice thereof.

     c. Except for backup batteries and hazardous or toxic materials allowed by permit or government regulation to be used upon the Premises by Lessee, which such use upon the Premises is consented to in writing by Lessor, Lessee shall not, at any time, introduce or store upon the Premises any material designated pursuant to any law, rule, regulation or ordinance as flammable, explosive, hazardous or toxic (either in its original form or as waste upon disposal.) Backup batteries shall be enclosed in seated containers. the introduction, maintenance, removal and disposal of such batteries shall

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be in accordance with all laws, rules and regulations applicable thereto. Lessee shall indemnify and hold Lessor harmless from and against all costs, expenses and damages (including clean-up and remediation costs) arising from the presence of such batteries on the Premises. Lessee shall indemnify and hold Lessor harmless from and against all costs, expenses and damages (including clean-up and remediation costs) arising from the presence of any material designated as flammable or hazardous or toxic (either in its original form or as waste upon disposal) when such presence is caused by Lessee or by a third party on its behalf Except as provided in this paragraph, Lessee shall not, at any time, permit or cause its employees, agents or contractors to bring material designated as hazardous or toxic (either in its original form or as waste upon disposal) upon the Premises at any time. Breach of the provisions of this paragraph will constitute a default under this Lease and, notwithstanding the provisions of paragraph 8.b, Lessor may immediately terminate this Lease.

     d. Lessor will be responsible for all obligations of compliance with any and all environmental laws, including any regulations, guidelines, standards or policies of any governmental authorities regulating or imposing standards of liability or conduct with regard to any environmental conditions in effect from time to time, that are or were in any way related to activity now or formerly conducted in, on or in any way related to the Site, unless such conditions are caused by the activities of the Lessee or its Equipment.

13.  GROUND POTENTIAL RISE PROTECTION

     Lessee shall provide, at its sole expense, ground potential rise protection equipment at every location where Lessee, in its sole discretion, determines there is a need therefor. Lessor shall have no responsibility for determining the need for such equipment and no liability for any damage to the Equipment caused, in whole or in part, by a failure to provide ground potential rise protection.

14.  PERMITS AND LICENSES

     a. Lessee warrants that it has or will obtain prior to the installation of the Equipment on the Facilities and will maintain at all times during the term of this Lease, and all renewals and extensions thereof, all licenses, permits, rights (including but not limited to licenses, easements or other appropriate agreements from the owners of lands upon which the Equipment will be located), variances or other approvals which, under the laws, rules, regulations or ordinances of any federal, state or local government, Lessee may be required to hold in order to construct, install, use, operate, maintain, repair, replace and remove its Equipment on the Facilities.

     b. At Lessee's request, Lessor shall cooperate with Lessee in obtaining, at Lessee's sole expense, all such licenses, permits, rights, variances and other approvals.

     c. In the event Lessor, because of the construction, installation, use, operation, maintenance, repair, replacement or removal of the Equipment on Lessor's Facilities, is required to obtain or maintain any license, permit, right, variance or other approval, Lessee shall reimburse Lessor for all of Lessor's costs and expenses associated therewith.

15.  NOTICES AND REPRESENTATIVES

     a.   Notices. Any notice required or permitted to be given in writing
          -------
hereunder shall be valid when delivered personally, given by telegram or facsimile with written confirmation copy following, or mailed by certified or registered mail, return receipt requested, to the authorized representative of the

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other party. The date of receipt of such notices sent by mail, except for confirmatory notices, shall be the date the notice shall be deemed to have been given. When speed of notice is essential, written notice shall be preceded by other appropriate communication. Notices shall be given to the following authorized representatives at the following addresses:

                         Lessor:

                         Mr. David W. Roop
                         Transmission Lines Manager
                         Virginia Power
                         2400 Grayland Avenue
                         Richmond, Virginia 23220-5260

                         Lessee:

                         Triton PCS, Inc.
                         101 Linden Drive, Ste 125
                         Malvern, Pennsylvania 19355
                         Attention: President

Either party may, by written notice to the other, change the representative or address to which notices shall be sent.

     b.   Lease Administration. Lessor's authorized representative, designated
          --------------------
in the preceding paragraph, shall be responsible for the administration of this Lease and is authorized to execute, on Lessor's behalf, all documents necessary in furtherance thereof. Said representative, however, is not authorized to execute amendments to this Lease made pursuant to paragraph 26.j, below.

16.  INDEMNITY

     a. Lessee agrees to indemnify, save harmless and, at Lessor's sole option, defend Lessor and Lessor's directors, officers and employees from and against all claims, demands, damages, costs, losses, liabilities, expenses, attorneys' fees including attorneys' fees through the appellate level, in any manner arising out of, resulting from, caused by or in connection with the installation, presence, use, operation, maintenance, repair or removal of Equipment, Improvements or Fixtures by, or any act or omission of, Lessee, its subcontractors and suppliers of any tier, on or in the vicinity of the Facilities, including, but not limited to personal injury or death to persons and damage to Lessor's or Lessee's property or facilities, or the property of any other person including Lessor's or Lessee's employees. Lessee's obligation to indemnify Lessor pursuant to this paragraph specifically includes (but is not limited to) any claims, demands, damages, losses, liabilities, expenses and fees arising out of Lessee's breach of the provisions of paragraph 12.c of this Lease. But nothing herein shall be construed as making Lessee liable for any injuries, deaths or damage caused by the sole negligence of Lessor, its employees, contractors or other tenants that have equipment installed at the location.

     b. Lessor agrees to indemnify, save harmless and, at Lessor's sole option, defend Lessee and Lessee's directors, officers and employees from and against all claims, demands, damages, costs, losses, liabilities, expenses, attorneys' fees including attorneys' fees through the appellate level arising out of or resulting from the sole, negligent acts or omissions of Lessor or Lessor's principals, employees or contractors on the Premises including, but not limited to personal injury or death to persons and damage to Lessee's property or facilities, or the property of any other person including Lessor's or Lessee's employees.

17.  INSURANCE

     a.   Policies and Coverages. Prior to the arrival of Lessee's employees,
          ----------------------
agents or sub- contractors at any location, Lessee shall obtain and maintain, and require its subcontractors to obtain and maintain, the following policies of insurance during the performance of any work at the Facilities:

          i. Workers' compensation insurance for all employees in all states where work is performed and any other states where the employees performing the work or any portion thereof are normally employed and applicable employers' liability insurance.

          ii. Commercial general liability insurance with bodily injury and property damage combined single limits of at least $1,000,000 per occurrence. Such insurance shall include, but not be limited to, specific coverage for contractual liability encompassing the indemnity provisions in Paragraph 16 Indemnity, personal injury liability, products/completed
                  ---------
     operations liability, and, where applicable, explosion, collapse, underground hazards coverage and watercraft (protection and indemnity) liability.

          iii. Automobile liability insurance with bodily injury and property damage combined single limits of at least $ 1, 000, 000 per occurrence covering vehicles owned, hired or non-owned.

          iv. Umbrella or excess liability insurance with a single limit of $1,000,000 per occurrence in excess of the employer's liability, commercial general liability and automobile liability policies.

          The amounts of insurance required above may be satisfied by Lessee's purchasing primary coverage in the amounts specified or by Lessee's buying a separate excess umbrella liability policy together with lower limit primary underlying coverage. The structure of the coverage is at Lessee's option, so long as the total amount of insurance meets Lessor's requirements.

The coverages required in paragraphs 17.a.ii, 17.a.iii and 17-a.iv above should be "occurrence" form policies. If said coverages are written on a "claims- made" form instead of an occurrence form, Lessee shall arrange for adequate time for reporting losses. Failure to do so shall be at Lessee's sole risk.

Lessee will require its insurers to waive, to the fullest extent permitted by such insurers, all rights of recovery against Lessor, its directors, officers and employees, whether in contract, tort (including negligence and strict liability) or otherwise.

     b.   Endorsements. Lessee and its authorized subcontractors and assignees
          ------------
shall cause their insurers to amend their commercial general liability and, if applicable, umbrella or excess liability policies with the following endorsements 1, 2, and 3. Worker's compensation and automobile liability policies shall be amended with endorsement 3:

          i. "Virginia Electric and Power Company, its directors, officers and employees are additional insureds under this policy" ;and

          ii. "This insurance is primary with respect to the interest of Virginia Electric and

     Power Corn any, its directors, officers and employees, and any other insurance maintained by them is excess and not Contributory with this insurance"; and

          iii. "Notwithstanding any provision of the policy to the contrary, this policy may not be canceled, non-renewed or materially changed by the insurer without giving thirty (30) days prior written notice to Virginia Electric and Power Company. All other terms and conditions of the policy remain unchanged."

     c.   Insurance Certificates.  Before starting work at any Site, Lessee
          ----------------------
shall cause its insurers or agents to complete, sign and forward to Lessor a certificate of insurance evidencing the coverages and limits required by this Article. Failure of Lessor to receive certificates of insurance does not, however, relieve Lessee of the requirements of this Article. Failure to obtain the insurance coverage required by this Article shall in no way relieve or limit Lessee's obligations and liabilities under any other provisions of this Lease.

18.  LIMITATION OF LIABILITY

          Except as otherwise provided herein, Lessor shall not be liable to Lessee for any losses, claims or liabilities for any interruption to service of Lessee- for interference with the operation of Lessee's Equipment; for Lessee's loss of use of property or facilities, costs of capital, loss of profits or revenues, additional expenses incurred in constructing or operating facilities, costs of repair or clean-up costs; for the claims of any customer of Lessee; or for any special, incidental, indirect or consequential loss or damage whatsoever, arising in any manner out of this Lease.

19.  COMPLIANCE WITH LAWS

          Lessee shall comply with all federal, state and local laws, rules, regulations and ordinances applicable to its performance hereunder. If fines, penalties or legal costs are assessed against Lessor by any government agency or court due to Lessee's noncompliance with such laws, rules, regulations or ordinances, Lessee shall indemnify and hold harmless Lessor against any and all losses, liabilities, damages, claims and costs suffered or incurred because of the failure of Lessee to comply therewith. Lessee shall reimburse Lessor for any and all legal or other expenses, including attorneys' fees through the appellate level, reasonably incurred by Lessor in connection with such losses, liabilities, damages or claims.

20.  ASSIGNMENT AND SUBLETTING

          Lessee shall not assign this Lease or any part hereof or transfer or sublet any part of the privileges granted hereunder without the Lessor's prior written consent. Any such assignment, transfer or sublease without Lessor's prior written consent shall be void. Notwithstanding the foregoing, Lessors prior consent shall not be required, nor shall or the Lessor have the right to cancel this Lease if Lessee assigns or subleases this any interest herein to any corporation, partnership or other entity which (1) is controlled by, controlling or under common control with Lessee; or (ii) shall merge or consolidate with or into Lessee-, or (iii) shall succeed to all or substantially all the assets, property and business of the Lessee- provided, however, that Lessee shall be required to give notice in writing to Lessor of such assignment within thirty
(30) days of the date thereof and shall require such assignee or sub-lessee to acknowledge and agree to the terms of this Lease in writing within the same period.

21.  WAIVER OF LIENS

     a. Lessee waives, and shall require its subcontractors and suppliers of any tier to waive, any and all liens and claims, and the right to file and enforce or otherwise assert any such liens and claims, against Lessor or Lessor's property or facilities in connection with Equipment, Improvements or Fixtures or work done at the Facilities. Lessee shall include and shall require its subcontractors or suppliers to include this lien waiver provision in all agreements with subcontractors and suppliers. Notwithstanding the foregoing, Lessee contemplates financing the purchase of certain equipment and the institution financing such purchase may require a security interest in the Equipment. Any liens associated with such financing transactions shall be permitted hereunder and shall not constitute a breach of this paragraph 2 1. a.

     b. If any liens or claims are filed or asserted against Lessor or the Premises or the Facilities in connection with this Lease, Lessee shall promptly discharge or remove any such lien or claim by bonding, payment or otherwise and shall notify Lessor promptly when it has done so. Lessee assumes all liability for, and will indemnify, protect, save and hold harmless Lessor and Lessor's directors, officers and employees, from and against all such liens and claims. So long as Lessee shall not be in default hereunder nor have committed an act which with the giving of notice or passage of time would constitute a default, Lessee shall have the right to remove its Equipment at any time without Lessor's consent.

     c. Lessee will, prior to the attachment of any of its Equipment at a Site, for each such Site, furnish to Lessor a performance bond covering its faithful performance under this Lease to remove its Equipment, Improvements and Fixtures in the event of termination or expiration of this Lease and the payment of all obligations associated therewith. Such bond will be in the amount of ***** for each Site and in a form and with a surety or sureties satisfactory to Lessor, in its sole discretion. In the event that Lessee elects to provide Lessor with the bond described in this paragraph, Lessor will, upon receipt of such bond, waive any lien.

22.  REGULATORY CHANGES

          In the event that a governmental agency has authority to regulate the charges for, and conditions of, Facilities usage such as that described in this Lease, or acquires such authority subsequent to the effective date of this Lease, then this Lease shall be subject to regulation by such governmental agency ("Regulatory Change"). In such event, this Lease shall be modified but only to the extent necessary to comply with such regulations. Any provision of this Lease not subject to regulation shall remain in full force and effect. The parties recognize that this Lease in its entirety provides benefits to both parties and, should any such Regulatory Change affect the benefits of either party, the parties agree to renegotiate to restore the relationship of the benefits to each party that existed prior to the Regulatory Change. If the parties cannot agree on changes that would restore such relationship, either party shall have the right to terminate this Lease upon sixty (60) days written notice to the other party. In case of such termination, as of the effective date of termination Lessee shall be entitled to a refund of prepaid rental fees, pro-rated on a daily basis for the remainder of the period covered by such payment.

23.  REGULATORY PROHIBITION

          Both parties recognize that governmental or regulatory authorities having jurisdiction over Lessor or the services and activities contemplated by this Lease, including but not limited to the Virginia State Corporation Commission, may take action which prevents Lessor from performing its obligations under this Lease. If any court, governmental or regulatory authority for any reason prevents

--------------------------------------------------------------------------------
        ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Lessor in any manner from performing its obligations under this Lease, Lessor may, by written notice to Lessee, immediately terminate this Lease without obligation or liability to Lessee, except for obligations and liabilities arising from any prior breach of this Lease. Such termination shall be effective upon the date specified in Lessor's notice, but in no event earlier than Lessee's receipt of Lessor's notice.

24.  DAMAGE OR DESTRUCTION BY CASUALTY

          If during the term of this Lease the Facilities are damaged or destroyed by fire, flood, windstorm, strikes, riots, acts of public enemy, acts of God, or other casualty, so that the Facilities are rendered wholly unfit for the purposes described herein, and if the Facilities cannot be repaired within 180 days from the -time of such damage or destruction, or if Lessor in its sole discretion chooses not to repair the Facilities, then, as to the Site located on such Facilities, this Lease shall terminate as of the date of such damage or destruction. In such case, Lessee shall be entitled to a refund of prepaid rental payment, pro-rated on a dairy basis from the termination date to the end of the period covered by such rental payment.

25.  SALE OF TELECOMMUNICATIONS STRUCTURES

          If Lessor decides to sell or abandon a facility and/or a Premises upon which the Lessee has antenna radio equipment, then the Lessee, along with all other tenants (lessees) of said location, shall have the equal opportunity to purchase facility and/or Premises through a bid/auction process. Terms and conditions of the sale, including status/rights of the tenants at the location, shall be set by Lessor prior to solicitation of offers.

26.  MISCELLANEOUS

     a.   GOVERNING LAW. This Lease and the rights of the parties hereunder
          -------------
shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Virginia. This Lease shall be deemed to have been executed in Virginia regardless of the actual place of signing or the actual place of performance.

     b.   EXHIBITS, ATTACHMENTS, ETC. All exhibits referred to in this Lease and
          --------------------------
any addenda, attachments, and schedules which may, from time to time, be referred to in any duly executed amendment to this Lease are, by such reference, incorporated in this Lease and shall be deemed to be a part of this Lease.

     c.   NON-WAIVER OF RIGHTS. The failure of Lessor to demand strict
          --------------------
performance of the terms of, or to exercise any right conferred in, this Lease shall not be construed as a waiver or relinquishment of its right to assert or rely upon any such term or right in the future, or a consent to any continuing or subsequent failure or breach.

     d.   SEVERABILITY. In the event any provision, or any part or portion of
          ------------
any provision of this Lease shall become or be declared unlawful, invalid, void or otherwise unenforceable, the rights and obligations of the parties shall be reduced only as much as is required to remove the unenforceability.

     e.   SURVIVAL. Neither completion of performance nor any termination or
          --------
cancellation of this Lease shall be deemed to relieve either party of any obligations hereunder that by their nature survive completion of performance, including but not limited to all warranties, guarantees, promises of indemnity, and confidentiality obligations.

     f.   RELATIONSHIP OF THE PARTIES. This Lease does not and shall not be
          ---------------------------
construed to establish a partnership, joint venture or other form of business association between Lessor and Lessee.

     g.   HEADINGS. Article and paragraph headings contained herein are inserted
          --------
for convenience and shall have no effect on interpretation or construction of this Lease.

     h.   PUBLICLY. No information relative to this Lease shall be released by
          --------
either party for publication, advertising or for any other purpose without the prior written approval of Lessor.

     i.   SUCCESSORS AND ASSIGNS. This Lease shall be binding on the parties
          ----------------------
hereto and their directors, officers, employees, agents, successors and assigns.

     j.   CONFIDENTIALITY. Lessee and Lessor agree to refrain from disclosing
          ---------------
this Lease or any part thereof to any third party, except as may be required by a court, government agency or pursuant to a proper discovery request. If either party is required to disclose this Lease or any part thereof, such party shall use its best efforts to insure that such disclosure is made on a confidential basis and shall promptly notify the other party of such disclosure.

     k.   MODIFICATION. No amendment or modification of this Lease shall be
          ------------
valid unless in writing and executed by the duly authorized representatives of both parties.

     l.   ENTIRELY. This Lease embodies the entire agreement between Lessor and
          --------
Lessee with respect to the subject matter hereof and supersedes any prior or contemporaneous agreement or understanding between the parties. The parties shall not be bound by or be liable for any statement, representation, promise, inducement or understanding of any kind or nature not set forth or provided for herein. No prior course of dealing, usage of trade or course of performance " be used to supplement or explain any term, condition or instruction used in this Lease, nor be deemed to effect any amendment.

          IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Lease on the date first written above.

                        TRITON PCS PROPERTY COMPANY L.L.C. BY TRITON MANAGEMENT COMPANY, INC.
                        VIRGINIA ELECTRIC AND POWER COMPANY
                        Vice President
                        Bulk Power Delivery

        APPLICATION PROCESS FOR ANTENNA USE ON LESSOR'S TRANSMISSION OR
                         TELECOMMUNICATIONS STRUCTURES

Site Selection (5 to 10 Days)
----------------------------

                                   EXHIBIT A

        APPLICATION PROCESS FOR ANTENNAS USE ON LESSOR'S TRANSMISSION OR
                         TELECOMMUNICATIONS STRUCTURES

Site Selection (5 to 10 days)
----------------------------

          Lessee will identify those geographical areas where it wants to use Lessor's transmission or communication structures for its communications equipment and will fax the attached "Request for Site Survey Form" to the designated contact person to coordinate a field survey. It is understood that the Lessee will perform the field survey with a Lessor representative present. It is further understood that Lessee will notify Lessor at least three (3) days prior to any anticipated field survey and will reimburse Lessor for the time spent on all field surveys, whether or not the related Application is approved by Lessor.

          The purpose of the field visit will be to identify the actual locations that meet Lessee and Lessor's requirements. Also, the field visits will identify a viable alternative, if any, which exists in the targeted area so that if Lessee is unable to secure any necessary authority for installing equipment and/or site access either from the target landowner or any governmental authority, Lessee will be prepared to move to a different site that meets its objectives. In addition, issues such as equipment cabinet locations, feedline routes, proposed height and configuration of antenna system, Ac power service, grounding and site access and safety can be discussed, as appropriate to the nature of the structure and the location. It is understood that the field survey constitutes a preliminary site selection and that the lessor may reject any site in its direction

Technical Approval (30 to 60 Days)
---------------------------------

          After the field survey is completed, Lessee will mail two (2) original Applications using a form substantially similar to the example attached to these procedures, to Lessor indicating its proposed plans for the targeted area. The application will include the Antenna Site Construction information form which includes specific information for Telecommunications and Transmission Facility requests.

          Lessor will, following the receipt of the Application and completion of structural analysis, notify Lessee whether or not the equipment proposed for installation at the specific site is acceptable. In the case of lattice type Telecommunications structures, Lessor will provide lessee with tower manufacturer's file number, current and planned (reserved) tower loading information, and tower analysis criteria so that Lessee can complete a structural analysis, at its cost, to determine whether structure can support proposed communications equipment. Situations where Lessor designed and/or installed foundations for lattice type Telecommunications structures, Lessor will, after structural analysis is completed and copies provided to Lessor, evaluate foundations to determine if any foundation modifications will be required, and if so, identify associated modification costs.

          In the case of transmission structures in which the Lessor does not own the land or have the right to grant site access, and if Location is acceptable, Lessee will secure an agreement from the underlying landowner for Lessee's proposed installation. Lessor will cooperate with Lessee in providing information as it relates to agreements Lessor has with the underlying landowner, and title information as to sites which the Lessor owns.

          The agreement from the underlying landowner, if such must be obtained in accordance with the procedures, will contain the technical specification of the proposed installation including equipment cabinets dimensions and location, AC power and telephone service drop details, any other site improvements, and site access requirements. The agreement will state Lessee's intentions and rights on the landowner's property and contain a certification that the person(s) executing the agreement is/are the record owner(s) of the underlying ground and has/have the authority to enter into the agreement.

          Where a separate agreement from the underlying landowner is required under these procedures, the Lessee shall present copies of the executed agreement to Lessor. After Lessor's receipt of such agreement Lessor will advise Lessee, in writing, whether or not the application is approved. Where a separate agreement from the underlying landowner is not required, and where Lessee does not withdraw application due to structural analysis results, Lessor shall notify Lessee in writing whether Lessee's application is approved. Lessor shall have the right to disapprove or approve any application at its sole discretion. Approval will not be unreasonably withheld or delayed once all conditions of the application process are met.

          If approved, Lessor will advise Lessee of the estimated costs of the work necessary to be performed by Lessor on its structures to accommodate Lessee's Equipment and special conditions or restrictions on the proposed installation, if any. Lessee will indicate its acceptance of and agreement to the costs and special conditions by signing the Application and returning it to Lessor after receiving the approved Application from Lessor subject to the extensions set forth in the Master Agreement.

BILLING
-------

          Construction Costs will be invoiced monthly and will include a breakdown of the Site Survey, Analysis, Design, Construction, Project Management, and any Maintenance charges as shown in the billing example attached to these procedures. Lessee will pay Construction invoices within thirty (30) days of the Lessee's receipt of the invoice or per any additional terms set forth in the lease agreement.

TO: VERA HOUGHTON

FROM: FAX:

DATE:

COMPANY NAME:

TRANSMISSION SITE
Site Number:
Structure Number:
Site Address:
Requested Survey Date :

TELECOMMUNICATION SITE

Location:
Structure Type:
Site Address:
Requested Survey Date:

CONTACT INFORMATION:
Name:
Telephone number:
Cellular/PCS number:
FAX number:
Comments:

                      EXAMPLE OF APPLICATION TO ATTACH TO
                 TRANSMISSION / TELECOMMUNICATIONS STRUCTURES

[Date]

Mr. David W. Roop
Transmission Lines Manager
Virginia Power
2400 Grayland Avenue
Richmond, Virginia 223220-5260


RE: APPLICATION FOR ANTENNA ATTACHMENT

Dear Mr. Roop:

Lessee wishes to lease space on Lessor's transmission / communication structures (as described below) pursuant to the terms of the Lease between Triton PCS Property Company L.L.C. and Virginia Electric and Power Company dated April 9, 1998. Please process this Application in accordance with the terms of the Lease. Structure locations marked with an asterisk (*) are alternatives if the primary location is unavailable or if Lessee is unable to secure the necessary easements and /or approvals.

---------------------------------------------------------------------------------------------------------------
  Location  Site#  Transmission  Longitude/Lati-   Structure   Feedline Type,   Antenna     Antenna System Type
                   Structure#    tude              Height(ft)  Manuf# & Qty     Height(ft)  (attach dwg/loading
                                                                                            data
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

APPROVAL: Lessor herby grants APPROVAL to Lessee to install its Equipment at the location specified subject to the conditions of the Lease between Virginia Electric and Power Company and Triton PCS Property Company L.L.C. dated April 9, 1998, payment of the rental fees and costs indicated below and further subject to the special conditions described, if any. This approval is also contingent upon Lessee's providing proof that it has acquired any permits or authorizations required by local authorities as identified under Special Conditions below. Please indicate your acceptance of and agreement to these terms by signing in the space provided below.

Site number

Rental Fee For This Location:

                                VIRGINIA POWER
                     ANTENNA SITE CONSTRUCTION INFORMATION

Company Name:

Contact Person:                                             Phone#

Site Name:                                                  Site#

Virginia Power Structure Number:

Antenna Type         Model No.          No. Of Antennas Antenna Orientation:

Antenna Orientation            Antenna Mounting System

Size and Quantity of Coax:                  Size of GPS Cable

Existing Structure Height:                  Height of Antenna Rad Center: New

Telecommunication height:                   New Structure Type:

New Construction Area at Base of Telecommunications Structure:

Requested Target Date (from Carrier):

Anticipated Date of final approvals from local authority (city or county:

Virginia Power Anticipated Date of Completion:

                                                    AREAS OF RESPONSIBILITY
                                                    -----------------------
Real Estate:
-----------

     Zoning:
     Permitting:
     Easements:

Engineering:
-----------

     Structural Analysis of Existing Owner:

*Please provide name, address, and contact if Virginia Power is not providing analysis.
     Prepare Site Plan:
     Design of Mounting System:
     Approval of Mounting System:
     Material Ordering:

Construction:
------------

     Slab/Foundations:
     Prefabricated Building Installation: Antenna and Coax:
     Mounting Brackets/Platform: Grounding:
     Electrical:

     Site Work/Gravel/Cleanup: Equipment Installation:
     Testing:
     Coordination of Electrical Hookup: Coordination of Telephone Service:
Comments:
--------

                                   EXHIBIT B
                         VIRGINIA POWER- FEE SCHEDULE


LABOR                        EQUIPMENT(w/o Operator)
*****

Lineman                      *****    50 ft Barehand Lift        *****

Lead Lineman                 *****    60 ft. Barehand Lift       *****

Lineman Trainee              *****    75 ft. Barehand Lift       *****

Engineering                  *****    100 ft. Barehand Lift      *****

Line Truck Auger Driver      *****    150 ft. Barehand Lift      *****

Technician                   *****    Go Track 300               *****

Survey Party Chief -         *****    Go track Rack 800/digger   *****

Survey Instrument Operator   *****    Power Wagon - Large        *****

Rod and Chain Operator       *****    Power Wagon - Small        *****

Electrical Serviceman        *****    Road Tractor/L. Boy        *****

Coor. Of Construction        *****    Sedan                      *****

Coor. Of Operations          *****    Special Purpose Veh.ATV    *****

Coor. Of Permitting          *****    Stickboom Crane

Designer                     *****    Truck Support Utility 4X4  *****

Real Estate Specialist       *****



*NOTE: These fees represent hourly rates during normal operating hours. Fees for Saturdays and evening hours during week days will be time-and-a-half Sundays and Holidays will be double time. Construction crews work Monday through Friday during normal operating hours. Maintenance crews work Monday through Thursday during normal operating hours.

--------------------------------------------------------------------------------
        ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       22